                                   EXHIBIT 21

                      SUBSIDIARIES OF HOOPER HOLMES, INC.
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

      NAME             STATE OF INCORPORATION            D/B/A
      ----             ----------------------            -----
Hooper Holmes
Health Care, Inc.             New Jersey            Nurse's House Call